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                                                                   EXHIBIT 10.43

                     FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT

      THIS FIFTH AMENDMENT is made as of the 18th day of April, 2005, by and between SELECT MEDICAL CORPORATION, a Delaware corporation (the "Employer"), having an address c/o Select Medical Corporation, 4716 Old Gettysburg Road, P.O. Box 2034, Mechanicsburg, Pennsylvania 17055, and DAVID W. CROSS, an individual (the "Employee"), residing at 10 Lindworth Drive, St. Louis, Missouri 63124.

                                   BACKGROUND

      A. Employer and Employee executed and delivered that certain Employment Agreement, dated December 16, 1998 (the "Agreement"), pursuant to which Employer employed Employee to serve as its Senior Vice President - Development and to develop new long term acute care hospitals for Employer and to provide other services for Employer's businesses. All capitalized terms not specifically defined herein shall have the meanings ascribed to them in the Agreement.

      B. The term of the Agreement was initially extended to December 31, 2001 by that certain First Amendment to Employment Agreement between Employer and Employee, dated October 15, 2000. The term of the Agreement was later extended to December 31, 2002 by that certain Second Amendment to Employment Agreement between Employer and Employee, dated October 26, 2001. The term of the Agreement was later extended to December 31, 2003 by that certain Third Amendment to Employment Agreement between Employer and Employee, dated November 1, 2002. The term of the Agreement was later extended to December 31, 2004 by that certain Fourth Amendment to Employment Agreement between Employer and Employee, dated December 31, 2003. Employer and Employee now desire to further extend the term of the Agreement as hereinafter provided.

      NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

      1. Amendment to Section 5(a). The second sentence of Section 5(a) is hereby amended and restated as follows:

      "This Agreement shall commence on the date hereof and remain in effect, unless this Agreement is terminated by either party hereto, or extended by the written agreement of both parties hereto, until December 31, 2005. Thereafter, this Agreement shall continue in effect for additional periods of one (1) calendar year each unless either party hereto shall, at least sixty (60) days prior to the end of the then current term, notify the other party hereto of its/his decision to terminate this Agreement effective at the end of the term in which such notice is given."

      2. No Other Modifications. Except as expressly amended hereby, the Agreement shall remain unmodified and in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to

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Employment Agreement to be executed the day and year first above written.

                                        Employer:

                                        SELECT MEDICAL CORPORATION, a Delaware
                                        corporation

                                            /s/ Robert A. Ortenzio
                                        By: ____________________________________
                                            Robert A. Ortenzio,
                                            Chief Executive Officer

                                        Employee:

                                           /s/ David W. Cross
                                        ________________________________________
                                                 DAVID W. CROSS

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